SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934
                            (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                GRACO INC.
             (Name of Registrant as Specified in its Charter)


 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
     or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)   Title of each class of securities to which transaction applies:____
          ___________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:_______

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ____________

     4)   Proposed maximum aggregate value of transaction:___________________

     5)   Total fee paid:____________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:____________________________________________

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     3)   Filing Party:______________________________________________________

     4)   Date Filed:________________________________________________________






                                 [LOGO]

                                GRACO INC.
                        4050 Olson Memorial Highway
                    Golden Valley, Minnesota 55422-5332

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

   Please join us on Tuesday, May 2, 1995, at 3:30 p.m. for Graco's Annual Meeting of Shareholders in the first floor auditorium of the Russell J. Gray Technical Center, 88-11th Avenue N.E., Minneapolis, Minnesota.

  At this meeting, shareholders will consider the following matters:

  1.  Election of three directors to serve for three-year terms.

  2. Ratification of the selection of independent auditors for the current year.

   3. Transaction of such other business as may properly come before the meeting.

   Shareholders of record at the close of business on March 6, 1995, are entitled to vote at this meeting or any adjournment.

   We encourage you to join us and participate in the meeting. If you are unable to do so, a Proxy Card is enclosed for your use. When marked and returned, it will authorize us to vote your shares according to your instructions.

  If you do not return the Proxy Card and do not vote your shares in person at the meeting, you will lose your right to vote on matters which are important to you as a shareholder. Accordingly, if you do not plan to attend the meeting, please execute and return the enclosed Proxy Card promptly. This will not prevent you from voting in person if you decide to attend the meeting.

Sincerely,



/s/ David A. Koch                  /s/ Robert M. Mattison
David A. Koch                      Robert M. Mattison
Chairman And                       Secretary
Chief Executive Officer


March 29, 1995
Golden Valley, Minnesota



                          YOUR VOTE IS IMPORTANT
     We urge you to mark, date and sign the enclosed Proxy Card and return it in the accompanying envelope as soon as possible. If you attend the meeting, you may still revoke your proxy and vote in person if you wish.



                             TABLE OF CONTENTS
                                                                      Page

       Election of Directors                                             2
         Nominees and Other Directors                                    2
         Meetings and Committees of the Board of Directors;
           Nomination of Directors                                       3
         Executive Compensation                                          4
           Report of the Management Organization and Compensation
              Committee                                                  4
           Comparative Stock Performance Graph                           6
           Summary Compensation Table                                    7
           Option/SAR Grants Table (Last Fiscal Year)                    8
           Aggregated Option/SAR Exercises In Last Fiscal Year and
              Fiscal Year-End Option/SAR Values                          9
           Barry A. Calhoon Retirement Agreement                         9
           Retirement Arrangements                                       9
           Directors' Fees                                              10
         Beneficial Ownership of Shares                                 10
           Principal Shareholders                                       11
           Section 16 Compliance                                        11
       Ratification of Appointment of Independent Public Auditors       12
       Other Matters                                                    12
       Shareholder Proposals                                            12








     A copy of the 1994 Graco Inc. Annual Report on Form 10-K, including the Financial Statements and the Financial Statement Schedule, can be obtained free of charge by calling (612) 623-6672 or writing:

                                 Treasurer
                                Graco Inc.
                               P.O. Box 1441
                          Minneapolis, Minnesota
                                55440-1441









                                 [LOGO]

                                GRACO INC.
                        4050 Olson Memorial Highway
                   Golden Valley, Minnesota  55422-5332





                              PROXY STATEMENT
                    FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 2, 1995

    Your proxy, represented by the accompanying Proxy Card, is solicited by the Board of Directors of Graco Inc. in connection with the Annual Meeting of the Shareholders of the Company to be held on May 2, 1995, and any adjournments of that meeting.

    The  costs  of  the  solicitation,  including  the  cost  of  preparing  and mailing the Notice of Meeting and this Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers of the Company personally, but at no compensation in addition to their regular compensation as officers. The Company may reimburse brokers, banks and others holding shares in their names for third parties, for the cost of forwarding proxy material to, and obtaining proxies from, third parties. The Proxy Statement and accompanying Proxy Card will be first mailed to shareholders on or about March 29, 1995.

   Proxies may be revoked at any time prior to being voted by giving written notice of revocation to the Secretary of the Company. All properly executed proxies received by management will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

   Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

   Only shareholders of record as of the close of business on March 6, 1995, may vote at the meeting or at any adjournment. As of that date, there were issued and outstanding 11,377,904 common shares of the Company, the only class of securities entitled to vote at the meeting. Each share registered to a shareholder of record is entitled to one vote. Cumulative voting is not permitted.

(Proposal 1)   ELECTION OF DIRECTORS

NOMINEES AND OTHER DIRECTORS

   The Board of Directors of the Company consists of ten members, two of whom are executive officers of the Company. Members of the Board of Directors serve for three-year terms, with either three or four of the directors being elected each year. Vacancies that occur during a term may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen hold office for a term expiring at the next Annual Meeting of Shareholders.

   At the forthcoming Annual Meeting, three persons are to be elected to the Company's Board of Directors. The Board has nominated Dale R. Olseth, Charles M. Osborne and William G. Van Dyke for three-year terms expiring in 1998. One nominee, Dale R. Olseth, has previously been elected as a director of the Company by the shareholders.

   Two current directors, John W. Lacey and Curtis B. Thompson, will not stand for re-election at the forthcoming Annual Meeting.

   Unless otherwise instructed not to vote for the election of directors, proxies will be voted to elect the nominees. A director candidate must receive the vote of a majority of the voting power of the shares present in order to be elected.

   The following information, as of March 6, 1995, is given as to the nominees for election and as to the seven directors whose terms of office will continue after the Annual Meeting. Except as noted below, each of the nominees and directors has held the same position, or another executive position with the same employer, for the past five years.

Nominees for election at this meeting to terms expiring in 1998:

Dale R. Olseth

  Mr. Olseth, 64, is Chairman and Chief Executive Officer of BSI Corporation, a biotechnical company specializing in the modification of material surfaces. Mr. Olseth has been a director of Graco since 1972 and is a director of The Toro Company.

Charles M. Osborne

  Mr.  Osborne,  41,  is  Senior  Vice President  -  Administration/Finance  and
  Chief Financial Officer of Deluxe Corporation, a printer of checks and business forms and a supplier of electronic processing services to the financial payments industry. Mr. Osborne is a director of Computer Petroleum Corporation.

William G. Van Dyke

  Mr.  Van  Dyke,  49,  is  President and Chief Operating Officer  of  Donaldson
  Company, Inc., a diversified manufacturer of air and liquid filtration products. Mr. Van Dyke is also a director of Donaldson Company, Inc.

Directors whose terms continue until 1996:

David A. Koch

  Mr. Koch, 64, is Chairman and Chief Executive Officer, Graco Inc., and has been a director since 1962. Mr. Koch is a director of ReliaStar Financial Corp.

Richard D. McFarland

  Mr. McFarland, 65, is Chairman, Inter-Regional Financial Group, Inc., a diversified financial services company. Dain Bosworth Incorporated, a subsidiary of Inter-Regional Financial Group, Inc., has performed investment banking services for Graco in the past and this relationship is expected to continue. Mr. McFarland has been a director of Graco since 1969.

Lee R. Mitau

  Mr. Mitau, 46, Attorney at Law, is a Partner of Dorsey & Whitney. Dorsey & Whitney has provided legal services to Graco in the past and continues to provide such services. Mr. Mitau has been a director of Graco since May 1990.

Directors whose terms continue until 1997:

George Aristides

  Mr. Aristides, 59, is President and Chief Operating Officer, Graco Inc. He was formerly Executive Vice President from March to June 1993 and
  Vice President, Manufacturing Operations and Controller from 1985 to March 1993. Mr. Aristides has been a director of Graco since June 1993.

Ronald O. Baukol

  Mr.   Baukol,  57,  is  Vice  President,  Asia  Pacific,  Canada   and   Latin
  America, 3M, a diversified manufacturer of industrial, commercial, consumer and health care products. Mr. Baukol has been a director of Graco since May 1989.

Joe R. Lee

  Mr. Lee, 54, is Vice Chairman, General Mills, Inc., a diversified marketer of packaged food products and operator of restaurants. Mr. Lee has been a director of Graco since February 1994 and is a director of General Mills, Inc.

Gerard C. Planchon

  Mr. Planchon, 63, is retired. Prior to June 1992, he was Executive Vice President, Global Business, Medtronic, Inc., a developer and manufacturer of biomedical devices. Mr. Planchon has been a director of Graco since May 1991.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; NOMINATION OF DIRECTORS

   The Board of Directors has an Audit Committee, a Management Organization and Compensation Committee, a Quality and Technology Committee, and a Board Structure and Policy Committee.

   The Audit Committee was created by the Board of Directors to review the accounting, control and legal compliance policies and procedures of the Company. The Committee currently consists of four independent, nonemployee members of the Board of Directors, who are Messrs. Lacey, Mitau, Olseth, and Planchon. Three meetings of this Committee were held during 1994.

   The Management Organization and Compensation Committee currently consists of four independent nonemployee members of the Board of Directors, who are Messrs. Baukol, Lacey, McFarland and Thompson. This Committee develops the Company's philosophy on executive compensation, determines the compensation of the executive officers and administers the Company's stock option and incentive plans. Three meetings of this Committee were held in 1994.

   The  Quality  and  Technology Committee reviews and evaluates  the  Company's technology and manufacturing programs, policies, practices, personnel and investments, and assesses its technical resources and level of proprietary protection. Current members of this Committee are Messrs. Aristides, Baukol, Koch, Planchon and Thompson. One meeting of this Committee was held in 1994.

   The Board Structure and Policy Committee evaluates policies related to Board membership and procedure, reviews and makes recommendations on fees and benefits for directors, and recommends to the Board of Directors nominees for the position of director. Current members of this Committee are Messrs. Aristides, Koch, Mitau, and Olseth. Two meetings of this Committee were held in 1994. The Committee will consider shareholders' recommendations for nomination of directors. Any recommendations should be made in writing and addressed to the Committee in care of the Secretary of the Company at the Company's corporate headquarters.

   In addition, shareholders may nominate candidates for election to the Board of Directors. The By-laws provide that timely notice must be received by the Secretary of the Company at the Company's corporate headquarters not less than 60 days prior to the date of the Annual Meeting of Shareholders. The nominations must set forth (i) the name, age, business and residential addresses and principal occupation or employment of each nominee proposed in such notice; (ii) the name and address of the shareholder giving the notice, as it appears in the Company's stock register; (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and by such shareholder; and
(iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Company, if elected.

   During 1994, the Board of Directors met six times. Attendance of the Company's directors at all Board and Committee meetings averaged 91 percent. During 1994, each director, with the exception of Ronald O.
Baukol, attended at least 75 percent of the aggregate number of meetings of the Board and of all committees of the Board on which he served.

EXECUTIVE COMPENSATION

Report of the Management Organization and Compensation Committee

Overview

   The Management Organization and Compensation Committee of the Board of Directors (hereafter called "the Committee") is responsible for developing the Company's philosophy on executive compensation. Consistent with this philosophy, the Committee develops compensation programs for the Chief Executive Officer and each of the other executive officers of the Company. Compensation plans which provide for grants or awards of Company stock are approved by the Board of Directors and the shareholders of the Company. On an annual basis, the Committee determines the compensation to be paid to the Chief Executive Officer and other executive officers, based on the provisions of the compensation plans. The Committee is composed of four independent nonemployee directors.

Executive Compensation Philosophy and Program

    It is the Company's philosophy to set its executive compensation structure at levels which are competitive with those of durable goods manufacturers of comparable size. These levels are determined by consulting a variety of independent third party executive compensation surveys. Executive compensation is then delivered through:

o   base   salaries   which  recognize  the  experience  and   performance   of
individual executives;

o   aggressive, performance-driven incentives which:
    - enhance shareholder value,
    - balance annual and long-term corporate objectives, and
    - provide meaningful amounts of company stock; and

o   competitive benefits.

   The   specific  components  of  the  executive  compensation   program   are
described below:

   Base salary ranges are established by the Committee, using the fiftieth percentile salary and trend data for comparably-sized durable goods manufacturers, as published in a variety of independent third party executive compensation surveys. The actual base salary of each officer, within the range, is determined by the executive's performance, which is evaluated  annually  by  the  Chief Executive  Officer  and  the  President  and
reviewed and approved by the Committee. Both financial and management factors are considered in the evaluation.

   The Annual Bonus Plan, available in 1994 to 10 executive officers and 58 other management employees, is structured to encourage growth in earnings by the Company. The Plan determines individual awards for executive officers by measuring Company performance compared to corporate net earnings growth targets established by the Committee in the first quarter
of  each  year.   Net  earnings targets are always  set  to  exceed  prior  year earnings results. The Annual Bonus Plan provides an award ranging from 0 to 80 percent of base salary for the Chief Executive Officer, 0 to 70 percent of base salary for the President, 0 to 60 percent of base salary for each Vice President who is a Board-elected officer, and 0 to 50 percent of base salary for each Vice President appointed by management. The competitive target award for the Annual Bonus Plan is 40 percent of base salary for the Chief Executive Officer, 35 percent of base salary for the President, 30 percent of base salary for each Vice President who is a Board-elected Officer, and 25 percent of base salary for each Vice President who is appointed by management. The actual Annual Bonus Plan award is determined by company performance against pre-established financial objectives. Due principally to strong performance by the operating divisions in North America and significant success in the control of expenses, earnings growth performance targets were exceeded in 1994. As a result, awards were made to executive officers under the 1994 Annual Bonus Plan. Under the Chairman's Award Program, the Chief Executive Officer is also able to grant a total of $100,000 in individual discretionary awards to recognize significant contributions by selected executive officers and other management employees.

    The Executive Long Term Incentive Program is structured to align interests of executive officers with those of all Graco shareholders, by providing both the risks and rewards of stock ownership. The Long Term Incentive program for 1994 consisted of stock options granted to the executive officers. The number of stock options granted to each executive officer was determined using competitive data for comparably-sized durable goods manufacturers, as reflected in independent third party long-term incentive surveys. These options were non-incentive stock options with a 10-year duration and a vesting schedule of: 25 percent after 2 years, with 25 percent additional vesting after years 3, 4 and 5. Additional stock options were awarded to selected executive officers as a one-time special recognition for their efforts to reduce ongoing operating costs and improve business structure and processes. The value of the restricted shares remaining to be vested under the 1991-1993 Executive Long Term Incentive program was considered in determining stock option awards made during 1994.

   Executive officers are eligible to participate in the employee benefit programs available to all Graco employees.

Compensation of the Chief Executive Officer

    On  an  annual  basis,  the  Committee  is  responsible  for  reviewing  the individual performance of the Chief Executive Officer, David A. Koch, and determining appropriate adjustments in base pay and award opportunities under the Annual Bonus Plan and Executive Long Term Incentive Program.

   In reviewing Mr. Koch's performance, the Committee considered a number of positive changes within the Company during the past year, including (a) increased focus on growing the Company's core businesses on a worldwide basis; (b) commitment to new product development; (c) continuing progress in the development of cellular manufacturing; (d) the Company's ongoing business process improvements through the ISO 9000 quality management system; (e) re-engineering efforts focused on increased efficiency and cost reductions in the Company's sales processes and the industrial systems business; and (f) corporate-wide cost control and expense management. It is the Committee's belief that these actions position the Company to take advantage of continued resurgence in domestic markets and renewed growth in international markets. The Committee and the Board of Directors are supportive of these changes and Mr. Koch's overall strategic direction and management of the business.

   The Committee believes that the Company's earnings performance improved significantly in 1994 due to the positive changes cited above and particularly to expense reduction and cost control throughout the Company.
Graco's total return to shareholders significantly exceeded the S&P 500 and the Dow Jones Factory Index during the past year. (See Five Year Comparative Stock Performance Graph below.) The Committee believes that the Company's performance will continue to improve as the world's economies recover.

   In recognition of the factors noted above, the Committee increased Mr. Koch's salary from $350,000 to $365,000 per year, effective January 1, 1995.


                                   The Members of the Committee


                          Mr. Ronald O. Baukol         Mr. John W. Lacey
                       Mr. Richard D. McFarland      Mr. Curtis B. Thompson

Comparative Stock Performance Graph

   The  graph  below  compares the cumulative total shareholder  return  on  the common stock of the Company for the last five fiscal years with the cumulative total return of the S&P 500 Index and of the Dow Jones Factory Equipment Index over the same period (assuming the value of investment in Graco common stock and each index was 100 on December 30, 1989, and all dividends were reinvested).



              Five Year* Cumulative Total Shareholder Returns




[GRAPH-Table Below Lists Data Points Included in Graph]


          Five Year* Cummulative Total Shareholder Returns


                                                      Dow Jones
Year             Graco Inc.         S&P 500   Factory Equipment

1989                   $100            $100                $100
1990                    131              97                  83
1991                    151             126                 104
1992                    144             136                 117
1993                    227             150                 137
1994                    238             152                 130

                     *Fiscal Year Ended Last Friday in December


Summary Compensation Table

   The following table shows both annual and long-term compensation awarded to or earned by the Chief Executive Officer and by the four most highly compensated executive officers of the Company whose total annual salary and bonus for 1994 exceeded $100,000.



                                                                                    Long Term Compensation
                                                                           -----------------------------------------
                                 Annual Compensation                                   Awards                Payouts
                       -------------------------------------------------   -----------------------------     -------
(a)                     (b)       (c)             (d)                 (e)         (f)                (g)         (h)           (i)
                                                                    Other  Restricted         Securities                 All Other
                                                                   Annual       Stock         Underlying        LTIP       Compen-
Name and                       Salary           Bonus             Compen-    Award(s)           Options/     Payouts        sation
Principal Position    Year        ($)<F1><F2>     ($)<F1><F3>  sation ($)         ($)<F4><F5>   SARs (#)<F5>     ($)<F4>   ($)<F6>

David A. Koch          1994  $352,808        $232,596                   0           0              6,628           0        $2,766
Chairman and Chief     1993   323,866               0                   0           0                  0           0         3,876
Executive Officer      1992   323,866          91,539                   0           0                  0           0         2,195

George Aristides       1994   281,800         187,817                   0           0             10,420           0         2,407
President and Chief    1993   251,800          25,000                   0           0             45,000           0         1,928
Operating Officer      1992   226,800          69,039                   0           0                  0           0         1,780

Roger L. King          1994   173,696          86,227                   0           0              4,532           0         2,631
Sr. Vice President     1993   165,696          15,000                   0           0             22,500           0         3,796
and General Manager,   1992   158,696          44,436                   0           0                  0           0         1,780
International
Operations

Barry A. Calhoon       1994   202,956          88,719                   0           0              5,298           0         3,076
Sr. Vice President     1993   171,800               0             $33,010<F7>       0                  0           0         3,127
and General Manager,   1992   165,873          34,872                   0           0                  0           0         2,136
Industrial/Automotive
Equipment Division

John L. Heller         1994   174,800          86,227                   0           0             12,404           0         2,631
Sr. Vice President     1993   161,383               0                   0           0                  0           0         3,438
and General Manager,   1992   146,800          31,603                   0           0                  0           0         2,633
Contractor Equipment
Division

<F1>
(1) Deferred compensation is included in Salary and Bonus in the year earned.

<F2>
(2) In addition to base salary, the reported figure includes amounts attributable to (a) the imputed value of the group term life insurance benefit  for  each  of  the named executive officers, (b)  for  1992  and  1993, one week of pay in lieu of vacation time for Mr. Koch due to his long tenure with the Company, a benefit available to all Graco employees, (c)
reimbursements for relocation expenses paid to Mr. Calhoon in 1992, and (d) the balance of vacation due Mr. Calhoon upon his December 31, 1994 retirement (see footnote 6 and Retirement Agreement below).

<F3>
(3) Bonus includes any awards under the Annual Bonus Plan and a $25,000 Chairman's Award for 1994 to Mr. Aristides under the Chairman's Award
Program described in the Management Organization and Compensation Committee Report; and special bonuses in 1993 of $25,000 to Mr. Aristides and $15,000 to Mr. King, in connection with the change in their responsibilities within the Company.

<F4>
(4) Under the prior Graco Executive Long Term Incentive Program, participants were eligible to receive restricted stock awards and performance-based cash payouts. Restricted stock grants made in 1991 vested over six years (one-sixth per year), except that the unvested balance of the award had the potential to vest at the end of three years if certain  financial  goals  were  met. Since the financial  goals  for  1991-1993 were not met, the balance of the 1991 restricted stock grant did not vest at the end of 1993 and no cash awards were made under the program. One third of the remaining restricted shares will vest in 1995 and the balance will vest over the succeeding two years. As of December 30, 1994, the market value and number of the unvested restricted share holdings were: Mr. Koch, $479,479 (22,045 shares); Mr. Aristides, $197,903 (9,099 shares); Mr.
King,  $142,702  (6,561  shares);  Mr. Calhoon,  $122,735  (5,643  shares);  and
Mr. Heller, $119,886 (5,512 shares).
                                     7

Quarterly dividends are paid on the restricted shares. The $2.70 one-time special dividend paid on March 21, 1994, to shareholders of record on March 7, 1994, will be held in custody by the Company with a portion of the dividend released to each executive as, and if, the corresponding shares vest over the next three years. Interest will be credited on the dividends at 4 percent per year, which is the U.S. Treasury bill rate for the average length of time before shares and dividends will be released to the executives.

<F5>
(5) On December 17, 1993, the Board of Directors approved a three-for-two stock split, effected in the form of a stock dividend, payable February 2, 1994, to shareholders of record on January 5, 1994. The number of restricted shares and the number of options in footnote 4 and shown on this table, as well as the exercise price for options shown in the Aggregated Option/SAR Exercises Table, have been restated to reflect the split.

<F6>
(6) The compensation reported includes the Company contributions under the Graco Employee Investment Plan (excluding employee contributions), plus Company contributions under the Graco Employee Stock Ownership Plan. For 1994, the Company contributions accrued under the Graco Employee Investment
Plan were as follows: $2,406 for Mr. Koch; $2,047 for Mr. Aristides; $2,271 for Mr. King; $2,716 for Mr. Calhoon; and $2,271 for Mr. Heller. In 1994, Company contributions under the Graco Employee Stock Ownership Plan had a fair market value of $360 for each eligible executive officer.

The  compensation  reported  for  Mr. Calhoon  does  not  include  the  payments which will be made during 1995 pursuant to his Retirement Agreement, including a lump sum payment of $178,000, retirement supplement payments totaling $10,884, and retiree medical premium payments of $2,314.

<F7>
(7) This figure represents a tax equalization payment, attributable to a prior international assignment of Mr. Calhoon.

Option/SAR Grants Table (Last Fiscal Year)

    The   following  table  shows  the  stock  options  granted  to  the   named
executives during 1994, their exercise price and their grant date present value.

                                                Individual Grant                        Grant Date Value<F4>
                       ------------------------------------------------------------     ----------------
(a)                             (b)                (c)             (d)          (e)                  (f)
                          Number of         % of Total
                         Securities       Options/SARs        Exercise                             Grant
                         Underlying        Granted to          or Base                              Date
                       Options/SARs       Employees in           Price   Expiration              Present
Name                    Granted (#)        Fiscal Year          ($/Sh)         Date            Value ($)

David A. Koch                 6,628<F1>            2.6%        $22.625     05/01/04              $44,076
George Aristides             10,420<F1>            4.0%         22.625     05/01/04               69,293
Roger L. King                 4,532<F1>            1.8%         22.625     05/01/04               30,138
Barry A. Calhoon              5,298<F2>            2.1%         22.625     12/30/97               35,232
John L. Heller                5,404<F1>            2.1%         22.625     05/01/04               35,937
John L. Heller                7,000<F3>            2.7%         18.875     12/14/04               37,100

<F1>
(1)    Non-incentive  stock  options  were  granted  on  May  2,  1994,  in  the amounts  shown  on  the  table.  The options have a ten-year  duration  and  may be exercised as follows: one-fourth after two years, one-fourth after three years, one-fourth after four years, and one-fourth after five years.

<F2>
(2) As a result of Mr. Calhoon's retirement, the stock options granted to him on May 2, 1994, became exercisable on December 31, 1994, and will expire on December 30, 1997.

<F3>
(3) Non-incentive stock options were granted on December 15, 1994, in the amount shown on the table. The options have a ten-year duration and may be exercised as follows: one-fourth after two years, one-fourth after three years, one-fourth after four years, and one-fourth after five years.

<F4>
(4) The Black-Scholes option pricing model has been used to determine the grant date present value of the grants. Annual volatility was calculated using monthly returns for 36 months prior to the grant date, the interest rate was set using U.S. Treasury securities of similar duration to the option period as of the grant date, and dividend yield was established as the yield on the grant date. A 10 percent discount for nontransferability and a 3 percent discount to reflect possibility of forfeiture over a two-year period were applied. For grants expiring on May 1, 2004, the assumptions used in the model were annual volatility of 21.33 percent, interest rate of 7.04 percent, dividend yield of 2.5 percent, and time to exercise of 10 years. For grants expiring on December 14, 2004, the assumptions used in the model were volatility of 19.47 percent, interest rate of 7.9 percent, dividend yield of 3.0 percent and time to exercise of 10 years.

Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values

   The following table shows options exercised during 1994 by Mr. Aristides, as well as the value of outstanding in-the-money options at the end of the fiscal year for the named executive officers.

(a)                                (b)              (c)                   (d)                  (e)
                                                                    Number of
                                                                   Securities             Value of
                                                                   Underlying          Unexercised
                                                                  Unexercised         In-the-Money
                                                                 Options/SARs         Options/SARs
                                                                at FY-End (#)        at FY-End ($)<F2><F3>
                                Shares            Value
                           Acquired On         Realized          Exercisable/         Exercisable/
Name                      Exercise (#)              ($)<F1>     Unexercisable        Unexercisable

David A. Koch                                                         0/6,628                $0/$0
George Aristides                20,000          $53,330         10,000/25,420      $28,330/$52,080
Roger L. King                                                   15,000/12,032      $52,080/$26,040
Barry A. Calhoon                                                      0/5,298                $0/$0
John L. Heller                                                       0/12,404           $0/$20,125

<F1>
(1) "Value realized" is the difference between the closing price of the Company's common stock on the day of exercise and the option price of the options multiplied by the number of shares received.

<F2>
(2) "Value at fiscal year-end" is the difference between the closing price of the Company's common stock on December 30, 1994, and the option price multiplied by the number of shares subject to option.

<F3>
(3)  Options  where  the  closing  price  of  the  Company's  common  stock   on
December 30, 1994, is lower than the option price are valued at zero in this column.

Barry A. Calhoon Retirement Agreement

   Mr. Calhoon retired from the Company effective December 31, 1994. The Company entered into a Retirement Agreement with Mr. Calhoon in which the
Company agreed to provide a lump sum payment of $178,000 upon his retirement, a supplemental retirement benefit of $907 per month payable for Mr. Calhoon's lifetime, and retiree medical coverage without cost for a period of two years.

    Based  on  the  retirement  provision  of  the  prior  Executive  Long  Term
Incentive program, Mr. Calhoon will receive on March 1, 1995, 1,881 of his remaining unvested restricted shares, the balance of which will revert to the Company.

Retirement Arrangements

    The Company has an Employee Retirement Plan which provides pension benefits for eligible regular, full- and part-time employees. Benefits under the Retirement Plan consist of a fixed benefit which is designed to provide retirement income at age 65 of 43.5 percent of average monthly compensation, less 18 percent of Social Security-covered compensation (calculated in a life annuity option) for an employee with 30 or more years of service. Average monthly compensation is defined as the average of the five consecutive highest years' salary during the last ten years of service, including base salary and Annual Bonus Plan awards, but excluding Executive Long Term Incentive Program awards. Benefits under the Graco Employee Retirement Plan vest upon five years of benefit service.

   Federal tax laws limit the annual benefits that may be paid from a tax-qualified plan such as the Graco Employee Retirement Plan. The Company has adopted an unfunded plan to restore benefits to executive officer retirees impacted by the benefit limits, so that they will receive, in aggregate, the benefits they would have been entitled to receive under the Graco Employee Retirement Plan had the limits imposed by the tax laws not been in effect.

   The following table shows the estimated aggregate annual benefits payable under the Graco Employee Retirement Plan and the restoration plan for the earnings and years of service specified. The years of benefit service for the Chief Executive Officer and the executive officers listed in the Summary Compensation Table are: Mr. Koch, 38 years; Mr. Aristides, 21 years; Mr. King, 24 years; Mr. Calhoon, 24 years; and Mr. Heller, 22 years. A maximum of 30 years is counted in the pension benefit calculation.

                 Estimated Aggregate Annual  Retirement Benefit

Final Average    5 Years       10 Years        15 Years      20 Years       25 Years       30 Years
Compensation      Service        Service        Service        Service        Service        Service

$200,000          $13,771        $27,541        $41,312        $55,083        $68,853        $82,624
300,000            21,021         42,041         63,062         84,083        105,103        126,124
400,000            28,271         56,541         84,812        113,083        141,353        169,624
500,000            35,521         71,041        106,562        142,083        177,603        213,124
600,000            42,771         85,541        128,312        171,083        213,853        256,624

   From time to time, the Company has entered into deferred compensation agreements with its executive officers, including those named in the Summary Compensation Table. The agreements provide for the payment per year of $10,000 deferred compensation to each executive officer for ten years after retirement, or to a beneficiary in the event of death prior to the expiration of the ten year period. These agreements also include provisions for non-competition and the payment of $5,000 per year in the event the officer becomes disabled prior to age 65. The $5,000 per year disability payments cease upon the attainment of age 65.

Directors' Fees

   During 1994, the Company paid each director, except directors who also served as officers, an annual retainer of $15,000, plus a meeting fee of $900 for each Board meeting and $700 for each Committee meeting attended.
Upon cessation of service, nonemployee directors who have served for five full years will receive quarterly payments for five years at a rate equal to the director's annual retainer in effect on the director's last day of service on the Board.

   In 1994, shareholders approved a Nonemployee Director Stock Plan. Under this Plan, a nonemployee director may elect to receive all or part of the director's annual retainer in the form of shares of the Company's common stock instead of cash. Three directors have elected to receive part of their annual retainer in Company stock under this Plan.

BENEFICIAL OWNERSHIP OF SHARES

    The following information, furnished as of March 6, 1995, indicates beneficial ownership of the common shares of the Company by each director, each nominee for election as director, the executive officers listed in the Summary Compensation Table who are still executive officers on that date, and by all directors and executive officers as a group. Except as otherwise indicated, the persons listed have sole voting and investment power.

                                                                                    Percent of
                                       Amount and Nature of                       Common Stock
Name of Beneficial Owner               Beneficial Ownership<F1><F2>               Outstanding*

D. A. Koch<F2><F3><F4>                             3,264,641                             28.7%
G. Aristides<F2>                                      79,369
R. O. Baukol<F4>                                       1,500
J. L. Heller                                          33,897
R. L. King                                            40,110
J. W. Lacey<F2>                                        1,148
J. R. Lee                                              1,000
R. D. McFarland<F2><F4>                               40,264
L. R. Mitau<F4>                                          528
D. R. Olseth                                           4,500
C. M. Osborne                                            500
G. C. Planchon                                           150
C. B. Thompson<F2>                                     1,348
W. G. Van Dyke                                           200

All directors and
  executive officers as a
  group (23 persons)<F3><F4><F5>                   3,500,623                             30.8%

*  Less than one 1 percent, if no percentage is given.

<F1>
(1) All share data has been restated for the three-for-two stock split paid February 2, 1994.
                                    10

<F2>
(2) Includes the following shares owned by spouses of directors and named executive officers as to which the director or executive officer may be deemed to share voting and investment power: Mr. Aristides, 30,932; Mr. Koch, 29,996; Mr. Lacey, 574; Mr. McFarland, 10,264; and Mr. Thompson, 843 shares.

<F3>
(3)  Includes  3,019,397 shares held by the Clarissa L.  Gray  Trust,  of  which
Mr. Koch's wife, Barbara Gray Koch, and their children are the beneficiaries and as to which Mr. Koch shares voting and investment power as trustee. See "Principal Shareholders."

<F4>
(4) Excludes the following shares as to which beneficial ownership is disclaimed: (i) 301,237 shares owned by the Graco Employee Retirement Plan and 89,866 unallocated shares held by the Graco Employee Stock Ownership Plan, as to which Messrs. Koch, McFarland, Lee and Mitau and certain executive officers of the Company share voting and investment power as members of the Company's Investment Committee; (ii) 18,587 shares held by The Graco Foundation; and (iii) 155,000 shares held by the Greycoach
Foundation as to which Mr. Koch shares voting and investment power as a director.

<F5>
(5)  If  the  shares referred to in footnote 4 above, as to which  one  or  more
directors   and   designated  executive  officers  share  voting   power,   were
included, the number of shares beneficially owned by all directors, nominees for election as director and executive officers would be 4,065,313 shares, or 35.7 percent of the outstanding shares.

   The Company also has 14,740 preferred shares outstanding, of which 3,793 shares (25.7 percent of the class) are held by Mrs. Koch and by a trust for which Mr. Koch serves as trustee.

Principal Shareholders

   The following table identifies each person or group known to the Company to beneficially own more than 5 percent of the outstanding common shares of the Company, the only class of security entitled to vote at the Annual
Meeting:

                                                                 Beneficial              Percent
                                                                 Ownership<F1>          of Class

Trust under the Will of Clarissa L. Gray,
  and David A. Koch<F2>                                    3,264,641 shares                28.7%

State of Wisconsin Investment Board<F3>                      818,000 shares                7.19%

Mitchell Hutchins Institutional Investors Inc.<F4>         1,030,300 shares                9.06%

<F1>
(1) All share data has been restated for the three-for-two stock split paid February 2, 1994.

<F2>
(2) Includes 3,019,397 shares owned by the Clarissa L. Gray Trust. Mr. Koch is one of the trustees of the Trust and the beneficiaries of the Trust are Mrs. Koch and their children. The other trustees are Maynard B.
Hasselquist, a former director of the Company, and First Bank of South Dakota, N.A., Sioux Falls, South Dakota. The Trustees share voting and dispositive power. Also includes 245,244 shares owned by David A. Koch or Mrs. Koch.

<F3>
(3)   Ownership  information  is  as  of December  31,  1994.   A  Schedule  13G
filed by this independent agency of the State of Wisconsin indicates that the agency has sole voting and dispositive power.

<F4>
(4) Ownership information is as of December 31, 1994. A Schedule 13G filed by Mitchell Hutchins, an investment advisor, indicates that the investment advisor has shared power to vote and direct the disposition of the shares.

Section 16 Compliance

   The Company's executive officers, directors and 10 percent shareholders are required under the Securities Exchange Act of 1934 and regulations promulgated thereunder to file initial reports of ownership of the
Company's securities and reports of changes in that ownership with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company.

   Based upon its review of the reports and any amendments made thereto furnished to the Company, or written representations that no reports were required, the Company believes that all reports were filed on a timely basis by reporting persons during and with respect to 1994, except for an inadvertent late filing by Lee R. Mitau who purchased 28 shares in July, 1994.

(Proposal  2)    PROPOSAL  TO  RATIFY  THE  APPOINTMENT  OF  INDEPENDENT  PUBLIC
AUDITORS

   Deloitte & Touche has acted as independent auditors for the Company since 1962. The Board of Directors recommends ratification of the selection of Deloitte & Touche as independent auditors for the current year. If the shareholders do not ratify the selection of Deloitte & Touche, the selection of the independent auditors will be reconsidered by the Board of Directors. A representative of Deloitte & Touche will be present at the meeting and will have the opportunity to make a statement if so desired. Such representative will also be available at the meeting to respond to any shareholder questions.

OTHER MATTERS

   The Board of Directors is not aware of any matter, other than those stated above, which will or may properly be presented for action at the
meeting.   If  any  other matters properly come before the meeting,  it  is  the intention of the persons named in the enclosed form of proxy to vote the shares represented by such proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

   The  Company  did  not  receive  any request from  shareholders  relating  to
matters  to  be  submitted  for  a  vote  at  the  1995  Annual  Meeting.    Any
shareholder wishing to have any matter considered for submission at the next Annual Meeting must request such submission in writing, directed to the Secretary of the Company at the address shown on page 1 of this statement, not later than November 22, 1995.

YOU ARE RESPECTFULLY REQUESTED TO EXERCISE YOUR RIGHT TO VOTE BY FILLING IN AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE
ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. In the event that you attend the meeting, you may revoke your proxy and vote your shares in person if you wish.

For the Board of Directors


/s/ Robert M. Mattison
Robert M. Mattison
Secretary

Dated:  March 29, 1995









c 1995 Graco Inc. 3/95 6.5M Printed in U.S.A.

GRACO INC.
4050 Olson Memorial Highway
Golden Valley,
Minnesota 55422

This Proxy is Solicited by the Board of Directors for use at the Graco Inc. Annual Meeting on Tuesday, May 2, 1995.

The shares of common stock of Graco Inc. which you are entitled to vote on March 6, 1995, will be voted as you specify on this card.

By signing this proxy, you revoke all prior proxies and appoint David A. Koch and David M. Lowe as Proxies, each with full power of substitution, to vote your shares as specified on this card and on any other business which may properly come before the Annual Meeting or any adjournment thereof.

Item 1.   Election of Directors __ FOR ALL      __ WITHHOLD FOR ALL

NOMINEES:  Dale R. Olseth   Charles M. Osborne   William G. Van Dyke

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above)

Item 2.   Ratification of       __ FOR    __ AGAINST    __ ABSTAIN
          Appointment of
          Deloitte & Touche as
          Independent Auditors


PLEASE SIGN AND DATE THE REVERSE SIDE BEFORE MAILING

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy properly executed will be voted in the manner directed by the undersigned. If no choice is specified, this proxy will be voted "FOR" Items 1 and 2.

Please sign exactly as your name(s) appears at left. In the case of joint owners, each should sign. If signing as an executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title.

                                          Dated:_____________, 1995

                                          _________________________
                                          Signature

                                          _________________________
                                          Signature

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.